EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Vicor Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-240335, 333-232864, 333-225500, 333-219760, 333-99423, 333-44790) on Forms S-8 and the registration statement (No. 333-239041) on Form S-3 of Vicor Corporation of our reports dated March 1, 2021, with respect to the consolidated balance sheets of Vicor Corporation and subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income, cash flows, and equity for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedule listed in Item 15(a)(2) (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Vicor Corporation.

/s/     KPMG LLP

Boston, Massachusetts

March 1, 2021